       As filed with the Securities and Exchange Commission on January 12, 2001
                                                      Registration No. 333-44772
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ______________

                         POST-EFFECTIVE AMENDMENT NO.1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ______________

                        CATALYTICA ENERGY SYSTEMS, INC.
            (Exact Name of Corporation as Specified in Its Charter)

                                ______________

          Delaware                               3629                     77-0410420
(State or other jurisdiction          Primary Standard Industrial      (I.R.S. Employer
of incorporation or organization)     Classification Code Number)     Identification No.)

                        CATALYTICA ENERGY SYSTEMS, INC.
                              430 FERGUSON DRIVE
                         MOUNTAIN VIEW, CA 94043-5273
                                (650) 960-3000

   (Address, including zip code, and telephone number, including area code, of Catalytica Energy Systems, Inc.'s principal executive offices)

                               CRAIG N. KITCHEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        CATALYTICA ENERGY SYSTEMS, INC.
                              430 FERGUSON DRIVE
                         MOUNTAIN VIEW, CA 94043-5273
                                (650) 960-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ______________

                                  Copies to:

                               AUGUST J. MORETTI
                                   KYLE GUSE
                      Heller Ehrman White & McAuliffe LLP
                        2500 Sand Hill Road, Suite 100
                       Menlo Park, California 94025-7063
                           Telephone: (650) 234-4229
                           Facsimile: (650) 234-4299

                                ______________

   Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                                ______________


                            CALCULATION OF REGISTRATION FEE
========================================================================================
                                         Proposed Maximum
       Title of Securities              Aggregate Offering              Amount of
        to be Registered                     Price(1)              Registration Fee (2)
----------------------------------------------------------------------------------------
Common Stock, par value $  0.001            $62,548,000                 $16,513
========================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended. In accordance with SEC Staff Legal bulletin No. 4 dated September 16, 1997, the proposed maximum aggregate offering price is based on the pro forma book value of the assets of the registrant as of September 30, 2000.
(2)  Amount previously paid.

                                ______________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(A), may determine.

     _____________________________________________________________________

                                Explanatory Note

          The purpose of the Post-Effective Amendment No.1 to Form S-1 Registration Statement is to refile certain exhibits to the Registration Statement, as set forth below in Item 16(a) of Part II.

                                    Part II

                    Information Not Required In Prospectus


Item 13.  Other Expenses of Issuance and Distribution.

     The following table sets forth all expenses to be paid by Catalytica Energy Systems, Inc., other than the underwriting discounts and commissions payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the registration fee and the NASD filing fee.

                                                        AMOUNT
                                                      ----------
                                                        TO BE
                                                      ----------
                                                         PAID
                                                      ----------
Registration fee ..................................   $   16,513
NASDAQ National Market.............................        5,000
Blue sky qualification fees and expenses...........       50,000
Legal fees and expenses............................      500,000

Accounting fees and expenses.......................      500,000
Transfer agent and registrar fees..................      100,000
Miscellaneous expenses.............................       50,000
----------------------                                ----------
Total..............................................    1,221,513
                                                      ==========

Item 14.  Indemnification of Officers and Directors.


     Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors and other corporate agents under certain circumstances and subject to certain limitations. Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The indemnification provisions in our Certificate of Incorporation and Bylaws and the indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) include indemnification for liabilities arising under the Securities Act.

     We intend to maintain director and officer liability insurance, if available on reasonable terms, to insure our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. We also intend to enter into indemnification agreements with each of our directors providing indemnification for each of them.

Item 15.  Recent Sales of Unregistered Securities.

     Since May 1997, we have sold and issued the following securities:

          1. Since our incorporation in July 1995, we have from time to time issued, and there remain outstanding, options to purchase an aggregate of 1,257,272 shares of common stock with exercise prices ranging from $0.40 to $30 per share. Since our incorporation, options to purchase 16,856 shares of common stock have been exercised for aggregate consideration of $8,354.

          2. In January 1998, we issued to Enron Ventures Corp. (a subsidiary of Enron Corp.) a total of 1,339,286 shares of Series B preferred stock for aggregate consideration of $30,000,000. This transaction also conveyed to Enron Ventures Corp. a three-year option to purchase up to an additional 535,715 shares of Series B preferred stock for $14.4 million, and a right to purchase shares in certain future offerings. All of the shares of Series B preferred stock and the options to purchase additional stock have been transferred to Sundance Assets, L.P., an affiliate of Enron Corp. Under the omnibus agreement with Sundance Assets, the option can be exercised on a cashless basis beginning ten days after the distribution by Catalytica.

     There were no underwriters employed in connection with any of the items set forth in Item 15.

     The issuances of securities described in Item 15(1) were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated thereunder as transactions pursuant to compensatory benefit plans approved by the registrant's board of directors. With respect to the grant of stock options described in Item 15(1), an exemption from registration was unnecessary in that none of the transactions involved a "sale" of securities as this term is used in Section 2(3) of the Securities Act. The issuances of securities described in Item 15(2) were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

     There were no underwriters employed in connection with any of the transactions set forth in Item 15.

Item 16.  Exhibits and Financial Statement Schedules.

     (A)   EXHIBITS

Exhibit
 Number   Description
--------  -----------
2.1(1)    Assignment and Assumption Agreement between Catalytica, Inc. and the registrant effective as of July 25, 1995.
2.2       Employee Matters Agreement between Catalytica, Inc. and the registrant.
2.3       Master Trademark Ownership and License Agreement between Catalytica, Inc. and the registrant.
2.4       Tax Sharing Agreement between Catalytica, Inc., Synotex, Inc. and the registrant.
2.5       Master Confidential Disclosure Agreement between Catalytica, Inc. and the registrant.
2.6(1)    Cross-License Agreement between Catalytica, Inc. and the registrant effective as of July 1995.
2.7(1)    Cross-License Agreement between Catalytica Advanced Technologies, Inc. and Catalytica, Inc. dated July 1995.
2.8       Indemnification Agreement among Catalytica, Inc. and the registrant.
2.9       Master Transitional Services Agreement between Catalytica, Inc. and the registrant.
2.10      Real Estate Matters Agreement between Catalytica, Inc. and the registrant.
2.11      Master Separation Agreement between Catalytica, Inc. and the registrant.
3.1       Amended and Restated Certificate of Incorporation to be effective upon completion of the distribution of the Registrant's
          Common Stock.
3.2(1)    Amended and Restated Bylaws to be effective upon completion of the distribution of the Registrant's Common Stock.
4.1       Stock Certificate specimen of the Registrant.
5.1(1)    Opinion of Heller Ehrman White & McAuliffe LLP.
8.1       Opinion of Heller Ehrman White & McAuliffe LLP regarding certain tax consequences of the distribution.
8.2       Opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation regarding certain tax consequences of the distribution.
10.1(2)   1995 Catalytica Combustion Systems, Inc. Stock Option Plan with agreements thereunder.
10.2(1)   Promissory Notes and security documents issued to registrant from Dennis A. Orwig.
10.3(1)   Promissory Note from Patrick T. Conroy issued to GENXON Power Systems LLC dated November 1997.
10.4(1)   Promissory Notes from Peter B. Evans issued to registrant both dated July 20, 1999.
10.5(1)   Form of Change of Control Severance Agreements between Ralph A. Dalla Betta and Catalytica, Inc. dated May 26, 1999,
          Ricardo B. Levy and Catalytica, Inc. dated April 30, 1999, between Lawrence W. Briscoe and Catalytica, Inc. dated May 5,
          1999, and between Dennis A. Orwig and Catalytica, Inc. dated April 15, 1999.
10.6(3)   Limited Liability Company Operating Agreement of GENXON Power Systems, LLC, dated October 21, 1996.
10.7(4)   Amendment No. 1, dated December 4, 1997, to the Operating Agreement of GENXON Power Systems, LLC.
10.8(5)+  Agreement, dated as of July 18, 1988, between Catalytica, Inc. and Tanaka Kikinzoku Kogyo K.K.
10.9(6)+  Agreement, dated as of January 31, 1995, between Catalytica, Inc. and Tanaka Kikinzoku Kogyo K.K.
10.10(1)  Series B Preferred Stock Purchase Agreement, dated December 9, 1997, between Catalytica, Inc., Enron Ventures Corp. and the registrant.
10.11(1)  Omnibus Agreement, dated August 29, 2000, by and among Catalytica, Inc., Sundance Assets, L.P., Enron North America Corp.
          and the registrant.
10.12+    Collaborative Commercialization and License Agreement among General Electric Co., GENXON Power System, LLC and the registrant dated as of November 19, 1998.
10.13(1)  Letter Agreement with Craig N. Kitchen dated June 6, 2000.
10.14(1)  Letter Agreement with Peter B. Evans dated March 26, 1999.
10.15(1)  Letter Agreement with Lawrence W. Briscoe dated June 3, 1994.
10.16(1)  Form of Indemnification Agreement for directors of the registrant.
10.17(1)  Registration Rights Agreement between Morgan Stanley Dean Witter Capital Partners and its affiliates and the registrant.
10.18(1)  Employee Stock Purchase Plan of the Registrant.
10.19(1)  Letter Agreement with Dennis S. Riebe dated August 29, 2000.
10.20(1)  Catalytica Energy Systems, Inc. 1995 Stock Plan (as amended and restated October 26, 2000).
21.1(1)   Subsidiaries of registrant.
23.1(1)   Independent Auditors' Consent of Ernst & Young LLP.
23.2(1)   Independent Accountants' Consent of PricewaterhouseCoopers, LLP.
23.3(1)   Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1)
24.1(1)   Power of Attorney (contained on page II-4).
27.1(1)   Financial Data Schedule.

-------------

+  Confidential treatment has been granted for portions of these agreements.

(1) Previously filed as an exhibit to this registration statement.
(2) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-Q for the quarter ended September 30, 1998 (Commission File No. 0-20966).
(3) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-K for the year ended December 31, 1996 (Commission File No. 0-20966).
(4) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-K for the year ended December 31, 1997 (Commission File No. 0-20966).
(5) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Registration Statement on Form S-1 (Registration Statement No. 33-55696).
(6) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-K for the year ended December 31, 1994 (Commission File No. 0-20966).

     (B) FINANCIAL STATEMENT SCHEDULE (none required).

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.  Undertakings.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post - Effective Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California, on the 11th day of January, 2001.


                                         CATALYTICA ENERGY SYSTEMS, INC.



                                         By:  /s/ Craig N. Kitchen
                                              --------------------
                                              Craig N. Kitchen
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Post Effective Amendment No. 1 to Form S-1 Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                   Title                                                         Date
---------                                   -----                                                         ----
/s/ Ricardo B. Levy*                        Director and Chairman of the                                  January 11, 2001
------------------------------------------  Board
 Ricardo B. Levy

/s/ Craig N. Kitchen*                       Chief Executive Officer                                       January 11, 2001
------------------------------------------  (Principal Executive Officer)
 Craig N. Kitchen

/s/ Dennis Riebe*                           Chief Financial Officer and                                   January 11, 2001
------------------------------------------  Director
 Dennis Riebe

/s/ Lawrence W. Briscoe*                    Director                                                      January 11, 2001
------------------------------------------
 Lawrence W. Briscoe

/s/ William B. Ellis*                       Director                                                      January 11, 2001
------------------------------------------
 William B. Ellis

/s/ Frederick M. O'Such*                    Director                                                      January 11, 2001
------------------------------------------
 Frederick M. O'Such

/s/ John A. Urquhart*                       Director                                                      January 11, 2001
------------------------------------------
 John A. Urquhart

/s/ Thomas E. White*                        Director                                                      January 11, 2001
------------------------------------------
 Thomas E. White

/s/ Ernest Mario*                           Director                                                      January 11, 2001
------------------------------------------
 Ernest Mario

/s/ Howard I. Hoffen*                       Director                                                      January 11, 2001
------------------------------------------
 Howard I. Hoffen

*By: /s/ Craig N. Kitchen                                                                                 January 11, 2001
------------------------------------------
 Craig N. Kitchen
 Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
 Number      Description
 -------     -----------
 2.1(1)   Assignment and Assumption Agreement between Catalytica, Inc. and the registrant effective as of July 25, 1995.
 2.2      Employee Matters Agreement between Catalytica, Inc. and the registrant.
 2.3      Master Trademark Ownership and License Agreement between Catalytica, Inc. and the registrant.
 2.4      Tax Sharing Agreement between Catalytica, Inc., Synotex, Inc. and the registrant.
 2.5      Master Confidential Disclosure Agreement between Catalytica, Inc. and the registrant.
 2.6(1)   Cross-License Agreement between Catalytica, Inc. and the registrant effective as of July 1995.
 2.7(1)   Cross-License Agreement between Catalytica Advanced Technologies, Inc. and Catalytica, Inc. dated July 1995.
 2.8      Indemnification Agreement among Catalytica, Inc. and the registrant.
 2.9      Master Transitional Services Agreement between Catalytica, Inc. and the registrant.
 2.10     Real Estate Matters Agreement between Catalytica, Inc. and the registrant.
 2.11     Master Separation Agreement between Catalytica, Inc. and the registrant.
 3.1      Amended and Restated Certificate of Incorporation to be effective upon completion of the distribution of the Registrant's
          Common Stock.
 3.2(1)   Form of Amended and Restated Bylaws to be effective upon completion of the distribution of the Registrant's Common Stock.
 4.1      Stock Certificate specimen of the Registrant.
 5.1(1)   Opinion of Heller Ehrman White & McAuliffe LLP.
 8.1      Opinion of Heller Ehrman White & McAuliffe LLP regarding certain tax consequences of the distribution.
 8.2      Opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation regarding certain tax consequences of the distribution.
10.1(2)   1995 Catalytica Combustion Systems, Inc. Stock Option Plan with agreements thereunder.
10.2(1)   Promissory Notes and security documents issued to registrant from Dennis A. Orwig.
10.3(1)   Promissory Note from Patrick T. Conroy issued to GENXON Power Systems LLC dated November 1997.
10.4(1)   Promissory Notes from Peter B. Evans issued to registrant both dated July 20, 1999.
10.5(1)   Form of Change of Control Severance Agreements between Ralph A. Dalla Betta and Catalytica, Inc. dated May 26, 1999,
          Ricardo B. Levy and Catalytica, Inc. dated April 30, 1999, between Lawrence W. Briscoe and Catalytica, Inc. dated May 5,
          1999, and between Dennis A. Orwig and Catalytica, Inc. dated April 15, 1999.
10.6(3)   Limited Liability Company Operating Agreement of GENXON Power Systems, LLC, dated October 21, 1996.
10.7(4)   Amendment No. 1, dated December 4, 1997, to the Operating Agreement of GENXON Power Systems, LLC.
10.8(5)+  Agreement, dated as of July 18, 1988, between Catalytica, Inc. and Tanaka Kikinzoku Kogyo K.K.
10.9(6)+  Agreement, dated as of January 31, 1995, between Catalytica, Inc. and Tanaka Kikinzoku Kogyo K.K.
10.10(1)  Series B Preferred Stock Purchase Agreement, dated December 9, 1997, between Catalytica, Inc., Enron Ventures Corp. and the registrant.
10.11(1)  Omnibus Agreement, dated August 29, 2000, by and among Catalytica, Inc., Sundance Assets, L.P., Enron North America Corp.
          and the registrant.
 10.12+   Collaborative Commercialization and License Agreement among General Electric Co., GENXON Power System, LLC and the registrant dated as of November 19, 1998.
10.13(1)  Letter Agreement with Craig N. Kitchen dated June 6, 2000.
10.14(1)  Letter Agreement with Peter B. Evans dated March 26, 1999.
10.15(1)  Letter Agreement with Lawrence W. Briscoe dated June 3, 1994.
10.16(1)  Form of Indemnification Agreement for directors of the registrant.
10.17(1)  Registration Rights Agreement between Morgan Stanley Dean Witter Capital Partners and its affiliates and the registrant.
10.18(1)  Employee Stock Purchase Plan of the Registrant.
10.19(1)  Letter Agreement with Dennis S. Riebe dated August 29, 2000.
10.20(1)  Catalytica Energy Systems, Inc. 1995 Stock Plan (as amended and restated October 26, 2000).
 21.1(1)  Subsidiaries of registrant.
 23.1(1)  Independent Auditors' Consent of Ernst & Young LLP.
 23.2(1)  Independent Accountants' Consent of PricewaterhouseCoopers, LLP.
 23.3(1)  Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1)
 24.1(1)  Power of Attorney (contained on page II-4).
 27.1(1)  Financial Data Schedule.

_____________

+   Confidential treatment has been granted for portions of these agreements.
(1) Previously filed as an exhibit to this registration statement.
(2) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-Q for the quarter ended September 30, 1998 (Commission File No. 0- 20966).
(3) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-K for the year ended December 31, 1996 (Commission File No. 0-20966).
(4) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-K for the year ended December 31, 1997 (Commission File No. 0-20966).
(5) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Registration Statement on Form S-1 (Registration Statement No. 33-55696).
(6) Incorporated by reference to exhibits filed with Catalytica, Inc.'s Form 10-K for the year ended December 31, 1994 (Commission File No. 0-20966).